UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 17, 2009

Valeant Pharmaceuticals International
(Exact Name of Registrant Specified in Charter)

Delaware	1-11397	33-0628076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of Principal Executive Offices) (Zip Code)
(949) 461-6000
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 1.01	Entry into a Material Definitive Agreement
On December 17, 2009, Valeant Pharmaceuticals International (the “Company”) entered into the Standstill and Board Nomination Agreement, dated December 17, 2009, between the Company and entities affiliated with ValueAct Capital (the “Agreement”). The term of the Agreement is from December 17, 2009 until the day after the Company’s annual meeting of stockholders in 2013 (the “2013 Annual Meeting”).
During the term of the Agreement, ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., and ValueAct Holdings GP, LLC (collectively, the “ValueAct Stockholders”) have agreed not to acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, beneficially or otherwise, any securities of the Company or any securities convertible or exchangeable into or exercisable for any securities of the Company or any property, asset or business of the Company if, in any such case, immediately after taking such action the ValueAct Stockholders, together with their respective affiliates, would, in the aggregate own, beneficially or otherwise, thirty percent (30%) or more of the outstanding voting power of the Company.
The Company has agreed to appoint a nominee of the ValueAct Stockholders (the “Nominee”) to the Company’s Board of Directors (the “Board”) to serve until the Company’s annual meeting of stockholders in 2010 (the “2010 Annual Meeting”). The Company has also agreed to include the Nominee in the Board’s slate of nominees for election as a director in the proxy statement for the 2010 Annual Meeting, and use its reasonable best efforts to cause the election of the Nominee at the 2010 Annual Meeting to serve until the 2013 Annual Meeting. The ValueAct Stockholders have agreed to vote in favor of the Board’s slate of nominees for election as directors at the 2010 Annual Meeting, so long as the slate includes the Nominee. The ValueAct Stockholders have agreed not to seek any other representation on the Board during the term of the Agreement. The Nominee will not be entitled to any director compensation, but will be reimbursed for out-of-pocket expenses.
If Nominee ceases to be an employee, member or partner of the ValueAct Stockholders, he would tender his resignation, which the Board may accept or reject. Nominee must (i) remain “independent” for NYSE purposes, (ii) be qualified to serve as a director under the Delaware General Corporation Law, and (iii) agree to be bound by the Agreement, or else he must tender his resignation, which Board may accept or reject. If during the term of the Agreement, the Nominee dies, resigns, or is disqualified or removed, or fails to be nominated, then the Agreement provides that the ValueAct Stockholders and the Board will work together in good faith to fill the resulting vacancy with, or nominate, an employee, member or partner of the ValueAct Stockholders who is mutually acceptable.
The ValueAct Stockholders will lose the right to a Board seat if, after a sale or transfer of shares, the ValueAct Stockholders own less than 20% of the Company, in which case the Nominee will tender his resignation.
The ValueAct Stockholders have also agreed not to knowingly sell or transfer shares to any person or group who owns (or after the transaction would own) 15% or more of the Company’s voting power, and not on any single day to sell more than 5% of the Company’s shares through the public markets.
The foregoing description of the Agreement is qualified by reference to the Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 17, 2009, in accordance with the terms of the Agreement, the Board increased the size of the Board by one, from nine to ten members, and appointed Brandon B. Boze to serve as a director of the Company until the 2010 Annual Meeting. Under the terms of the Agreement, Mr. Boze will not be compensated for his service on the Board, but will be reimbursed for out-of-pocket expenses.
Mr. Boze, age 29, is a Vice President of ValueAct Capital, a San Francisco-based investment partnership with more than $3.5 billion in assets under management. Prior to joining ValueAct Capital in 2005, Mr. Boze worked at Lehman Brothers in a variety of positions within merchant banking, utilities investment banking and technology mergers and acquisitions. He has a Bachelor of Engineering degree from Vanderbilt University and is a CFA charterholder.
The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Standstill and Board Nomination Agreement, dated December 17, 2009 between Valeant Pharmaceuticals International and entities affiliated with ValueAct Capital

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: December 17, 2009	By:	/s/ Steve T. Min
		Name:	Steve T. Min
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX
10.1	Standstill and Board Nomination Agreement, dated December 17, 2009 between Valeant Pharmaceuticals International and entities affiliated with ValueAct Capital